SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934
                             (Amendment No. ___)

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant    [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to reg 240.14a-11(c) or reg 40.14a-12


                             PAUL HARRIS STORES, INC.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:
         _____________________________________________________________________
      2) Aggregate number of securities to which transaction applies:
         _____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________________
      4) Proposed maximum aggregate value of transaction:
         _____________________________________________________________________
      5) Total fee paid:
         _____________________________________________________________________
[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
         _____________________________________________________________________
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         _____________________________________________________________________
      3) Filing Party:
         _____________________________________________________________________
      4) Date Filed:
         _____________________________________________________________________

                          PAUL HARRIS STORES, INC.
                              6003 GUION ROAD
                        INDIANAPOLIS, INDIANA 46254

                             ________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 19, 1996

                             ________________



To the Shareholders of Paul Harris Stores, Inc.:

     The annual meeting of shareholders of Paul Harris Stores, Inc. (the "Company") will be held on Wednesday, June 19, 1996, 9:00 a.m., local time, at the offices of the Company, 6003 Guion Road, Indianapolis, Indiana, for the following purposes:

  1.    To elect two directors to the Board of Directors of the Company;

  2. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the 1996 fiscal year; and

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 9, 1996 are entitled to notice of, and to vote at, the meeting or any adjournments thereof.

                                       By Order of the Board of Directors


                                       /s/Keith L. Himmel, Jr.
                                       Keith L. Himmel, Jr.
                                       Secretary


Indianapolis, Indiana
May 16, 1996


            SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE
             REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY
              AS PROMPTLY AS POSSIBLE IN THE SELF-ADDRESSED, STAMPED
                RETURN ENVELOPE.  NO POSTAGE IS REQUIRED IF IT IS
                        MAILED IN THE UNITED STATES.

                          PAUL HARRIS STORES, INC.
                              6003 GUION ROAD
                        INDIANAPOLIS, INDIANA 46254
                              (317) 293-3900

                              ______________

                             PROXY STATEMENT

                              ______________


              INFORMATION CONCERNING SOLICITATION AND VOTING


     The enclosed Proxy is solicited by the Board of Directors of Paul Harris Stores, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, June 19, 1996, at 9:00 a.m., local time, at the offices of the Company, 6003 Guion Road, Indianapolis, Indiana, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. Any Proxy on which no directions are specified will be voted for the nominees for election to the Board of Directors named herein and for ratification of the appointment of the Company's independent auditors for fiscal 1996. These proxy solicitation materials and the accompanying Annual Report for the fiscal year ended
February 3, 1996 are first being sent to shareholders on or about May 16, 1996.

     As of May 9, 1996, the record date fixed for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting, 7,173,037 shares of the Company's Voting Common Stock, the only class of capital stock of the Company entitled to vote at the Annual Meeting, were outstanding. Each share of Voting Common Stock entitles the holder thereof on the record date to one vote with respect to each matter to be acted upon at the Annual Meeting.

     A majority of the outstanding shares of Voting Common Stock present in person or by proxy at the Annual Meeting will constitute a quorum for the purpose of electing directors, ratifying the appointment of the Company's independent auditors and such other business as may properly come before the Meeting. Shares registered in the names of brokers or other "street name" nominees for which proxies containing voting instructions (either for, against or abstain) on at least one matter will be considered to be represented at the Annual Meeting for quorum purposes, but will be counted for voting purposes only as to those matters on which they are actually voted. If a quorum is present, the two nominees for election as directors receiving the greatest number of votes will be elected. Ratification of the selection of the Company's independent auditors will require the affirmative vote of a majority of the votes cast with respect thereto; abstentions will not count as votes for this purpose.

     Any Proxy given pursuant to this solicitation may be revoked at any time prior to its use by delivering to the principal office of the Company either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.
                                      1

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgment on such matters.

     The cost of this Proxy solicitation will be borne by the Company. Proxies will be solicited by mail, telegram or telephone, and may be personally solicited by directors, officers and other employees of the Company and by Corporate Investor Communications, Inc. for a fee not to exceed $2,500, plus expenses. Arrangements will be made with brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the voting Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners.


                           PRINCIPAL SHAREHOLDERS


     The following table provides certain information as to each person known to the Company to be a beneficial owner on May 9, 1996 of more than five percent of the outstanding shares of the Company's Voting Common Stock or Nonvoting Common Stock. Shares of Nonvoting Common Stock are convertible into Voting Common Stock under certain circumstances set forth in the Company's Amended and Restated Articles of Incorporation. Among these is the right of any holder of shares of Nonvoting Common Stock other than The Prudential Insurance Company of America ("Prudential"), any entity or fund controlled by, controlling or under common control with Prudential, to demand conversion of such shares at any time.


                                                      Number of
                                                       Shares
Name and Address                                     Beneficially    Percent
of Beneficial Owner                Title of Class       Owned       of Class
- -------------------                --------------    ------------   --------
Kirr, Marbach & Company, LLC (1)   Voting Common        540,000        7.5%
  621 Washington Street            Stock
  Columbus, IN  47201

The Prudential Insurance           Nonvoting          2,850,912(2)   100.0%
  Company of America               Common Stock
  Prudential Plaza
  Newark, NJ 07102
________________________

(1) According to a Schedule 13D, as amended, filed by Kirr, Marbach & Company, LLC, David M. Kirr and Gregg T. Summerville share voting and investment power of the reported shares.

(2) According to a Schedule 13G filed by Prudential, Prudential has sole voting and investment power of the reported shares.
                                      2

                       SECURITY OWNERSHIP OF MANAGEMENT

Based upon information provided by such individuals, the following table shows, as of May 9, 1996, the shares of the Company's Voting Common Stock beneficially owned by each of the Company's directors and nominees for election to the Board, each executive officer of the Company, and all directors and executive officers as a group.


                               Number of Shares of
                               Voting Common Stock
Name                          Beneficially Owned (1)     Percent of Class (2)
- ----                          ----------------------     --------------------

Roger D. Blackwell, Ph.D.             29,000                       *

Charlotte G. Fischer                 269,466                     3.6%

Rudy Greer                            21,000                       *

Stig A. Kry                           20,000                       *

Robert I. Logan                       22,000                       *

Gerald Paul                          238,666                     3.3%

Sally M. Tassani                         ---                       *

Eloise Paul                          169,318                     2.4%

John H. Boyers                        61,666                       *

All directors and executive
officers as a group (9 individuals)  831,116                    11.1%

___________________________________

*    Less than one percent

(1) Each person has sole voting and investment power with respect to all shares of Voting Common Stock shown as beneficially owned by him or her except: (i) 2,000 included as being owned by Ms. Fischer which are held by members of her family (Ms. Fischer disclaims beneficial ownership of such shares); (ii) 16,000 shares included as being owned by Mr. Paul which are held by Mr. Paul either as trustee or by his spouse as a trustee or custodian (Mr. Paul disclaims beneficial ownership of such shares); (iii) the following shares subject to options under the Company's 1992 Non-Qualified Stock Option Plan (the "Option Plan"): Ms. Fischer, 11,000 shares; each of Dr. Blackwell, Mr. Greer, Mr. Kry and Mr. Logan, 18,000 shares; Ms. Paul, 13,333 shares; and Mr. Boyers, 16,666 shares; and all directors and executive officers as a group, 112,999 shares; and
     (iv) 216,666 shares subject to options held by Ms. Fischer.

(2) The percentages do not reflect the effect of any future conversion of the Nonvoting Common Stock into Voting Common Stock.
                                      3

                                   ELECTION OF DIRECTORS

     Effective as of the Annual Meeting, the Board of Directors will consist of six members. Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, with the term of office of one class expiring each year. One class consists of two members whose current terms of office will expire at the 1996 Annual Meeting; the second class consists of members whose current terms of office will expire at the 1997 Annual Meeting; and the third class consists of members whose current terms of office will expire at the 1998 Annual Meeting.

     Rudy Greer and Gerald Paul are serving as directors in the class whose current term of office expires at the 1996 Annual Meeting, and each has been nominated by the Board of Directors for re-election to a three-year term expiring at the 1999 Annual Meeting. The following table sets forth certain information with respect to the nominees. In the event any nominee unexpectedly becomes unavailable for election, the enclosed Proxy will be voted for such person as may be designated by the present Board of Directors.


                                                 Director
           Name of Nominee        Age              Since
           ---------------        ---            --------
           Rudy Greer              71               1992
           Gerald Paul             71               1952

     Pursuant to a March 1994 agreement with Mr. Paul, the Company agreed to use its best efforts to include Mr. Paul as a nominee in this election provided that Mr. Paul owns 2% of the Company's securities. As of May 9, 1996, Mr. Paul owned 3.3% of the Company's Voting Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES.

     The following table contains certain information with respect to each member of the Board of Directors whose term will continue after the Annual
Meeting:

                                    Director       Term Expires
     Name of Director       Age       Since            In
     ----------------       ---     --------       ------------
     Charlotte G. Fischer   46         1993           1997
     Stig A. Kry            67         1992           1998
     Robert I. Logan        77         1992           1998
     Sally M. Tassani       48         1995           1997

     Charlotte G. Fischer became the Chairman of the Board, President and Chief Executive Officer of the Company in January 1995. From April 1994 until January 1995, Ms. Fischer was Vice Chairman of the Board and Chief Executive Officer Designate. She was a consultant to the Company from September 1993, when she first joined the Board, until April 1994. From October 1991 to March 1994, Ms. Fischer was an independent retail consultant. In addition she was the President of C.G.F., Inc., a specialty company, which she founded in November 1992. Ms. Fischer was employed by Claire's Boutiques, Inc., a specialty retailer, from 1986 to 1991, serving as its president and chief operating officer from October 1986 to September 1989 and its president and CEO thereafter. She was also a director of its parent corporation, Claire's Stores, Inc. Ms. Fischer is a director of Trans World Entertainment Corp., Inc.
                                      4

      Rudy Greer has been an independent consultant in the retail and marketing fields for more than the past five years.

     Stig A. Kry has been a director and chairman emeritus of Kurt Salmon Associates, Inc., a management consulting firm, since 1987. Prior thereto he was a director, chairman and chief executive officer of such firm.

     Robert I. Logan was a director and executive vice president of Cole Taylor Bank and Cole Taylor Financial Group, a commercial bank and its parent bank holding company, respectively, until 1989. Since that time, he has served on the boards of directors of several private companies.

     Gerald Paul, a co-founder of the Company, is currently Chairman Emeritus, a director and part-time consultant of the Company. Mr. Paul was Chairman of the Board of the Company from June 1985 until his retirement in January 1995, and prior thereto had been President of the Company since its incorporation in 1952. Mr. Paul was also Chief Executive Officer of the Company from May 1980 until his retirement.

     Sally M. Tassani has been Senior Vice President and Director of Operations for Leo Burnett, Inc., an advertising agency since October 1995. From August to September 1995, she was Senior Vice President of Bender, Browning, Dolly & Sanderson, an advertising agency. Prior to August 1995, she was the chief executive officer of Tassani & Paglia, Inc., a Chicago-based marketing consulting firm that she founded, for more than five years.

     In addition to the foregoing persons, Roger D. Blackwell, Ph.D., whose term of office expires at the Annual Meeting, is currently a director.

     The Board of Directors has a Finance and Audit Committee (the "Audit Committee") which is currently composed of Messrs. Logan and Greer. The Audit Committee meets periodically with management and the Company's independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met four times during the Company's 1995 fiscal year.

     The Board of Directors also has a Compensation and Stock Option Committee (the "Compensation Committee") which is currently composed of Ms. Tassani and Messrs. Blackwell and Kry. The Compensation Committee considers and authorizes remuneration arrangements for senior management, including the grant of options under the Option Plan. The Compensation Committee met twice during the Company's 1995 fiscal year.

     The Board of Directors also has a Nominating Committee which is currently composed of Ms. Fischer, and Messrs. Greer and Paul. The Nominating Committee nominates persons to serve as directors. In considering the persons to nominate, the Nominating Committee will consider candidates recommended by shareholders. Suggestions for candidates should be addressed to the Secretary, Paul Harris Stores, Inc., 6003 Guion Road, Indianapolis, IN 46254. The Nominating Committee met once during the Company's 1995 fiscal year.

     During the Company's 1995 fiscal year, the Board of Directors held four meetings. Each director attended at least 75% of the total meetings of the Board and all committees of the Board of which he or she was a member.
                                      5


     Directors who are not officers of the Company receive fees of $20,000 per annum, plus expenses. The Chair of the Audit Committee and the Chair of the Compensation Committee are each entitled to additional fees of $3,000 per annum, and each member of such committees receives $500 for each committee meeting that he or she attends that is held on a date other than the date of a meeting of the Board. Mr. Logan receives fees at the rate of $2,500 a month for consulting services provided to the Company and does not receive the $3,000 amount that he would otherwise be entitled to receive as Chair of the Audit Committee.


                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth the annual and long-term compensation from the Company and its subsidiaries to each individual who served as an executive officer of the Company during the fiscal year ended February 3, 1996 (the "1995 fiscal year") for services rendered during the Company's 1995, 1994 and 1993 fiscal years.

                                     SUMMARY COMPENSATION TABLE
                                                                          Long-Term
                                                                            Compen-
                                                                           sation
                                                                            ------
                                                                            Awards
                                                                            ------
                                                                          Securities      All Other
                                                  Annual Compensation     Underlying       Compen-
                                                  -------------------
                                       Fiscal                  Bonus        Options        sation
 Name and Principal Position            Year      Salary ($)   ($)(1)         (#)          ($)(2)
- ----------------------------           ------     ----------  --------     ----------     ---------
Charlotte G. Fischer                    1995      $ 359,327   $   -0-          75,000     $  23,702 (3)
Chairman of the Board, President and    1994        243,519       -0-         350,000           870
Chief Executive Officer                 1993            ---       ---             ---           ---

Eloise Paul                             1995        155,000       -0-          15,000         1,150 (4)
Senior Vice President-                  1994        155,036       -0-          10,000       168,580 (4)(5)
Merchandising                           1993        130,962    32,560          15,000        88,611 (5)

John H. Boyers (6)                      1995        105,231    15,000          50,000        15,912 (7)
Senior Vice President - Finance         1994            ---       ---             ---           ---
and Treasurer                           1993            ---       ---             ---           ---
___________________

(1)   Represents bonuses earned in the fiscal year indicated and paid or payable during the subsequent fiscal year.

(2)   Unless otherwise indicated, all amounts are compensation related to group term life insurance premiums.

(3)   Of the amount shown, $20,839 represents reimbursement for relocation expenses and income taxes on reimbursed amounts.  In addition, $1,558 represents Company-paid contributions to the 401(k)
      retirement plan.  Company-paid contributions are fully vested upon contribution.

(4)   Of the amounts shown, $864 for 1995 and $477 for 1994 represent Company-paid contributions to the
      401(k) retirement plan.

(5)   Of the amounts shown, $167,817 for 1995 and $88,325 for 1994 represent the fair market value on the respective dates of issuance of certain shares of Voting Common Stock issued in connection with the
      Company's Plan of Reorganization.

(6)   Mr. Boyers became the Senior Vice President - Finance and Treasurer of the Company in  March, 1995.
      The amounts disclosed in the table do not include consulting fees accrued with respect to Mr. Boyers prior to his being employed by the Company of $10,000 in 1995 and $4,000 in 1994.

(7)   Of the amount shown, $15,000 represents reimbursement for relocation expenses and income taxes on reimbursed amount
                                                 6

OPTION GRANTS

     The following table sets forth certain information concerning the number of shares and the terms and conditions of the stock options granted by the Company under the Option Plan during the Company's 1995 fiscal year to the individuals named in the Summary Compensation Table:

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                       -------------------------------------------------------
                        Number of     % of Total                                  Potential Realizable Value at
                       Securities       Options                                      Assumed Annual Rates of
                       Underlying     Granted to     Exercise or                  Stock Price Appreciation for
                         Options     Employees in     Base Price    Expiration          Option Term($)(3)
       Name             Granted(#)    Fiscal Year     ($/Sh)(1)       Date(2)          5%($)           10%($)
- -------------------    -----------   ------------    -----------    ----------    ------------     ------------
Charlotte G. Fischer      75,000           19.5%       $ 1.31        10/17/05       $ 61,789        $ 156,585

Eloise Paul               15,000            3.9          1.31        10/17/05         12,358           31,317

John H. Boyers            50,000           13.0          1.63         4/29/05         51,255          129,890

_________________________________

(1)   The exercise price is the closing price per share of the Company's Voting Common Stock on the date of grant.

(2)   All option grants to the named individuals in fiscal 1995 expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of the termination of such individual's employment with the Company.  The options granted to Ms. Fischer and Ms. Paul become exercisable one year from the grant date.  The options granted to Mr. Boyers become exercisable in three equal installments on the first three anniversaries of the grant date.

(3)   The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulation are not intended to forecast the possible future appreciation, if any, of the
      Company's Voting Common Stock.


Option Exercises and Year-End Values

     The following table sets forth certain information concerning the unexercised stock options held by the individuals named in the Summary Compensation Table as of February 3, 1996. None of the individuals exercised any options during the Company's 1995 fiscal year:

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTION VALUES

                                                       Number of Securities         Value of Unexercised
                                                      Underlying Unexercised           In-The_Money
                                                    Options at Fiscal Year-End   Options at Fiscal Year-End
                                                    --------------------------   --------------------------
                      Shares Acquired    Value
   Name                 On Exercise     Realized    Exercisable  Unexercisable   Exercisable   Unexercisable
- ------------          ---------------   --------    -----------  -------------   -----------   -------------
Charlotte G. Fischer          --           --         111,000        325,000      $      0     $    75,000

Eloise Paul                   --           --          13,333         26,667             0          15,000

John H. Boyers                --           --               0         50,000             0          34,000

(1)   The closing sale price of the Voting Common Stock as reported on the Nasdaq National Market on February 3,
      1996 was $2.31.  Value is calculated on the basis of the difference between the exercise price and $2.31, multiplied by the number of "in-the-money" shares of Voting Common Stock underlying the options.
                                                       7

PENSION PLAN

     The following table sets forth the estimated annual benefits payable upon normal retirement under the Company's non-contributory defined benefit pension plan (the "Pension Plan"), as straight annuity payments, to persons who were in the applicable covered compensation and years of credited service classifications specified as of December 31, 1994. Covered compensation for any fiscal year consists of all compensation actually received in such fiscal year, regardless of the fiscal year for which it was accrued, subject to a maximum amount established pursuant to the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). For 1994, such limit was $150,000. Effective December 31, 1994, the Company ceased benefit accruals under the Pension Plan, which had provided that each participant was entitled to a monthly retirement benefit equal to the product of (i) .8% of the participant's average monthly covered compensation (including bonuses) during the five consecutive calendar year periods in which such compensation was highest and
(ii) such participant's years of credited service, with a minimum monthly retirement benefit equal to $4 multiplied by years of credited service, without any reduction for the receipt of social security benefits. As a result of the Company's actions, benefits under the Pension Plan are limited to those accrued by plan participants as of December 31, 1994.



                                          PENSION PLAN TABLE

                                                           Years of Service
                           -------------------------------------------------------------------
        Remuneration          15          20          25          30          35          40
        ------------       -------     -------     -------     -------     -------     -------
           $75,000         $ 9,000     $12,000     $15,000     $18,000     $21,000     $24,000
           100,000          12,000      16,000      20,000      24,000      28,000      32,000
           125,000          15,000      20,000      25,000      30,000      35,000      40,000
           150,000          18,000      24,000      30,000      36,000      42,000      48,000
           175,000          21,000      28,000      35,000      42,000      49,000      56,000
           200,000          24,000      32,000      40,000      48,000      56,000      64,000
           225,000          27,000      36,000      45,000      54,000      63,000      72,000
           250,000          30,000      40,000      50,000      60,000      70,000      80,000


     Eloise Paul's annual pension benefit upon normal retirement is estimated to be $10,775. Because the Company ceased benefit accruals as of December 31, 1994, Charlotte G. Fischer and John H. Boyers will be entitled to no annual pension benefit under the Pension Plan.


OTHER RETIREMENT PLANS

     The Company maintains a tax-qualified retirement savings plan for eligible employees which contains a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). The 401(k) Plan permits participants to defer up to a maximum of 15% of their compensation (as defined in the 40l(k) Plan), subject to certain limits imposed by the Internal Revenue Code of 1986, as amended. Participants' salary deferrals will be matched by the Company in an amount equal to 25% up to a maximum of 4% of the participant's compensation. All amounts in the plan are fully vested when contributed.
                                      8

EMPLOYMENT AGREEMENTS

     Charlotte G. Fischer is employed by the Company pursuant to an April 1994 employment agreement which provided for a base salary at the rate of $335,000 per annum through January 28, 1995 and $360,000 per annum thereafter. The agreement requires the Compensation Committee to review Ms. Fischer's performance on an annual basis and consider an increase to base salary that would be retroactive to the beginning of the fiscal year; however, base salary may not be reduced from the prior year's amount. The term of the agreement expires, subject to extension, in April 1997, but Ms. Fischer may terminate the agreement at any time after January 1996 upon at least 180 days prior written notice. The agreement also provides that Ms. Fischer is entitled to participate in any bonus or other incentive plan maintained by the Company for its senior executive officers during the term.

     On March 2, 1995, John H. Boyers was offered employment for his current positions with the Company at a base salary of $120,000 with a guaranteed minimum bonus of $15,000 for fiscal 1995. The offer also included options to purchase a minimum of 50,000 shares of Voting Common Stock and reimbursement of up to $15,000 in relocation expenses. The offer also specified a minimum severance benefit in the event his employment is terminated without cause equal to six months salary, continuation of medical and dental benefits for six months and relocation costs.

     Gerald Paul is employed as a part-time consultant through the end of the Company's 1996 fiscal year pursuant to a March 1994 agreement. The agreement provides for Mr. Paul to receive a base salary of $132,500 per annum. The agreement also provides that Mr. Paul is entitled to participate in any bonus program created for employees during its term.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal year 1995 were Stig A. Kry, Sally M. Tassani and Roger D. Blackwell. None of the Compensation Committee members were involved in a relationship requiring disclosure as an interlocking executive or director under Item 404 of Regulation S-K or as a former officer or employee of the Company.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee believes that the Company's compensation arrangements should be designed to enable the Company to attract and retain qualified executives, to reward individual performances, and to provide incentives for the achievement of targeted Company performance goals. Accordingly, compensation arrangements consist of base salary, cash incentive bonuses and long-term incentive compensation consisting of stock grants or stock options. The Committee believes that long-term stock options provide incentives to the recipients to maximize shareholder values and to continue in the employ of the Company.

     During the 1995 fiscal year, the Board of Directors took no action with respect to the compensation paid to the Company's Chief Executive Officer, Charlotte G. Fischer. Ms. Fischer's compensation was determined by her
April 1994 employment agreement. See "EXECUTIVE COMPENSATION -- Employment Agreements." As a result of shareholder action taken at the 1994 Annual Meeting, the Company's Option Plan and the option granted to Charlotte G. Fischer under her employment agreement satisfy the requirements of Section 162(m) of the Internal Revenue Code, thereby helping to preserve the Company's ability to take tax deductions in connection with option exercises.
                                      9

     For the 1995 fiscal year, the Board of Directors adopted, at the recommendation of the Compensation Committee, a 1995 Corporate Incentive Program for the Company's executive officers and other key members of the Company's management team. As the Company did not achieve the targeted level of pre-tax income, no bonuses were paid under the program, although Mr. Boyers was paid the guaranteed bonus contemplated in his offer of employment.

                  Members of the Compensation Committee

                  Stig A. Kry, Chair
                  Sally M. Tassani
                  Roger D. Blackwell

STOCK PRICE PERFORMANCE GRAPHS

     The first graph below compares cumulative total returns to shareholders, assuming reinvestment of dividends, if any, of the Company, the Standard & Poor's Apparel Index and the Standard & Poor's 500 Index. It assumes an investment of $100 on February 2, 1991, the date immediately prior to the commencement of the Company's last five complete fiscal years, in the Company, the Standard & Poor's Apparel Index and the Standard & Poor's 500 Index. The second graph below compares such cumulative total returns assuming an investment of $100 on September 15, 1992, the effective date of the Company's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code.


                     COMPARISON OF 5 YEAR CUMULATIVE RETURNS OF
                   THE COMPANY, S&P-APPAREL INDEX, S&P 500 INDEX

                                        FISCAL YEAR ENDING
                                        -------------------
                            1991     1992     1993      1994     1995     1996
                           ------   ------   ------    ------   ------   ------
Paul Harris Stores, Inc.   100.00    24.98    57.87    110.31    51.47    36.44

S&P Apparel Index          100.00   172.17   151.51    128.87   103.25   122.96

S&P 500 Index              100.00   122.71   135.72    153.20   154.01   213.56

               COMPARISON OF CUMULATIVE RETURNS SINCE SEPTEMBER 15, 1992
                   OF THE COMPANY, S&P-APPAREL INDEX, S&P 500 INDEX

                                        FISCAL YEAR ENDING
                                        -------------------
                           1992     1993     1994       1995     1996
                          ------   ------   ------     ------   ------
Paul Harris Stores, Inc.  100.00   250.00   429.20     200.00   141.67

S&P Apparel Index         100.00   118.97   101.19      81.08    96.55

S&P 500 Index             100.00   105.93   119.57     120.20   166.69




                           CERTAIN TRANSACTIONS

     Mr. Paul and the Company are parties to a Stock Transfer Agreement under which, as amended, Mr. Paul's personal representative, together with members of his immediate family, have the option for a period of eight months after Mr. Paul's death, to offer some or all of their shares of Voting Common Stock to the Company at a price per share equal to 90% of the average market price of the Voting Common Stock for the 60-day period immediately prior to the date of Mr. Paul's death; provided, however, that such price will not be less than the sum of the full per share book value of the Voting Common Stock plus an amount equal to the quotient obtained by dividing (i) that portion of the proceeds, if any, received by the Company from any insurance policies maintained by it on Mr. Paul's life that is in excess of the cash surrender values of such policies reflected on the Company's financial statements by (ii) the total number of shares of Voting Common Stock outstanding. If such option is exercised and the Company receives insurance proceeds, the Company must purchase that number of shares offered by Mr. Paul's representative as shall have an aggregate purchase price not less than such net insurance proceeds amount. If such net insurance proceeds, if any, are more than enough to purchase all of the shares of Mr. Paul's stock offered for sale to the Company, then the Company must use the remainder to purchase the stock offered for sale by the members of Mr. Paul's immediate family. Although the Company is not required to maintain any life insurance on Mr. Paul's life, the Company currently owns paid-up policies with an aggregate face amount of $1,935,000.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The appointment of Price Waterhouse LLP as independent auditors for the Company during its 1996 fiscal year will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board upon recommendation of the Audit Committee. A representative of Price Waterhouse LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

     The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors during fiscal 1996.


                  DEADLINE FOR RECEIPT OF SHAREHOLDERS'
                 PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than January 16, 1997 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.


                         INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the Stock Price Performance Graphs and Compensation Committee Report on Executive Compensation included herein shall not be incorporated by reference in any such filings.


                               MISCELLANEOUS

     The Annual Report to Shareholders for the fiscal year ended February 3, 1996 accompanies this Proxy Statement. The Annual Report is not used as part of this solicitation material and no action will be taken with respect to it at the Annual Meeting. In addition, a copy of the Company's Annual Report on Form 10-K for fiscal 1995 as filed with the Securities and Exchange Commission, including financial statements but excluding exhibits, may be obtained without charge upon written request to John H. Boyers, Senior Vice President - Finance and Treasurer, Paul Harris Stores, Inc., 6003 Guion Road, Indianapolis, Indiana 46254.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Voting Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its executive officers, directors and greater
                                     12
 than 10% beneficial owners were timely satisfied. However, Mr. Greer inadvertently filed one late report for the Company's 1996 fiscal year.
                                     13

                              PAUL HARRIS STORES, INC.

             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting June 19, 1996

      The undersigned hereby constitutes and appoints Charlotte G. Fischer and Keith L. Himmel, Jr. and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Paul Harris Stores, Inc. to be held at the Paul Harris Corporate Headquarters in Indianapolis, Indiana on Wednesday, June 19, 1996 and at any adjournment thereof, on all matters coming before said meeting.

      You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)   SEE REVERSE
SIDE
=========
  Please mark votes
 X  as in this example.
- ---
This proxy will be voted as specified and, unless otherwise specified, this proxy will be voted FOR the election of directors and FOR proposal 2.

                                                      FOR   AGAINST   ABSTAIN

1-ELECTION OF DIRECTORS             2. Proposal to    ___   _______   _______
Nominees:   Rudy Greer                 ratify the
            Gerald Paul                selection of
                                       Price Waterhouse
                                       LLP as independent
                                       auditors for the
FOR         WITHHELD                   fiscal year 1996.

___         ________                3. Upon or in connection with the
                                       transaction of such other business
                                       as may properly come before the meeting
                                       or any adjournment thereof.

____________________________________
To withhold authority to vote for any nominee, write the nominee's name in the space provided above.

                    Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and    Signature:__________________   Date__________
return the proxy card          Signature:__________________   Date__________
promptly using the enclosed
envelope.